                    NEWS

www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS
FIRST QUARTER RESULTS

————————————

First Quarter Highlights Include:

•	Earnings per share of $.22
•	Return on equity of 16.01%
•	Total assets of $6.2 billion
•	Annualized portfolio loan growth of 10%
•	Efficiency ratio of 44.85%, well below peer

ANN ARBOR, Michigan—April 18, 2006—Republic Bancorp Inc., (Nasdaq: RBNC), today announced net income for the quarter ended March 31, 2006 of $16,417,000, compared to net income of $17,307,000 earned in the first quarter of 2005. Diluted earnings per share were $.22 for the quarter, consistent with the first quarter of 2005. Net income generated returns of 1.07% on average assets and 16.01% on average shareholders’ equity for the quarter ended March 31, 2006.

“We are pleased to report another quarter of solid performance for the Company,” commented Dana M. Cluckey, President and Chief Executive Officer. “Total assets continue to grow reaching $6.2 billion at quarter end, driven by growth in commercial and residential real estate loans. Also, our variable cost structure and tight control over expenses is reflected in the 8% decrease in noninterest expense compared to the prior year. The Company’s capital position is also very strong, with Total risk-based capital remaining in excess of 12%,” added Mr. Cluckey.

Results for the first quarter of 2006 reflect growth in the commercial and residential loan portfolio. The Commercial banking division had loan closings of $121 million, up 13% compared to the first quarter of 2005. Additionally, the commercial division had SBA loan closings of $11 million during the first quarter of 2006, up 39% from the first quarter of 2005. The Company’s commercial loan portfolio grew $57 million, or 13% annualized, during the first quarter of 2006.

As previously announced, Republic Bank was recently named the Preferred Lender of the Year in the State of Michigan by the Small Business Administration. The recognition is awarded to the lender that approves the most PLP (Preferred Lender Program) loans during the SBA fiscal year, which ended September 30, 2005. Thomas G. Zernick, Republic Bank President of SBA Lending, commented that “It’s very exciting to again be recognized as the Number One SBA PLP lender in the State of Michigan. As a Preferred Lender, Republic Bank enjoys delegated underwriting authority from the SBA, which allows us to make credit decisions on behalf of the Agency. This authority makes getting an SBA loan from Republic Bank a streamlined and transparent experience for our borrowers.”

During the first quarter of 2006, the Mortgage banking division originated $225 million of single family residential mortgages and has a mortgage loan pipeline of applications in process of $320 million at March 31, 2006. The Company’s residential real estate mortgage loan portfolio increased $74 million from December 31, 2005, an annualized growth rate of 14%.

The Retail banking division had consumer loan closings, primarily home equity lines of credit and term loans, of $65 million during the first quarter of 2006, a decrease of 13% compared to the previous year.

Income Statement
Net interest income increased $360,000, or 1%, for the first quarter of 2006 compared to 2005. The increase was primarily the result of a 6% increase in average earning assets for the quarter ended March 31, 2006, compared to the first quarter of 2005. For the quarter ended March 31, 2006, the Company’s net interest margin was 2.67%, a decrease of 4 basis points from the quarter ended December 31, 2005.

Total noninterest income, excluding mortgage banking income, was $5.4 million for the quarter ended March 31, 2006, up 4% from the first quarter of 2005. The increase was primarily due to a 12% increase in service charges. Mortgage banking income for the quarter ended March 31, 2006 was $1.8 million, a decrease of 68% from the first quarter of 2005. The decrease was primarily a result of a 74% decrease in mortgage loan sales compared to the first quarter of 2005.

Total noninterest expense decreased $1.9 million, or 8%, for the quarter ended March 31, 2006 compared to the first quarter of 2005. The decrease was a result of a decline of $1.1 million in salaries and employee benefits and a decrease of $604,000 in other noninterest expense primarily reflecting lower voice and data communication expenses, loan collection expenses and advertising expenses.

The Company’s efficiency ratio for the quarter ended March 31, 2006 was 44.85%, which compares very favorably to our peer group.

Asset Quality and Capital
Net charge-offs to total average loans were 10 basis points for the quarter ended March 31, 2006 and remain substantially below the Company’s peer group. Total non-accrual loans increased 2% from December 31, 2005, due to an increase in residential real estate mortgage loans.

During the quarter ended March 31, 2006, 449,700 shares were repurchased under the Company’s 2005 Stock Repurchase Program at an average price of $12.17. The 2005 Stock Repurchase Program has 613,152 shares available for repurchase at March 31, 2006.

The Company’s capital ratios continue to be well in excess of the requirements for a well-capitalized bank. At March 31, 2006, the Company’s Total risk-based capital ratio was 12.18% and the Tier 1 leverage ratio was 7.58%.

About the Company
Republic Bancorp Inc., with $6.2 billion in assets, is the third largest bank holding company headquartered in Michigan and the 79th largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 92 retail, commercial and mortgage banking offices and 91 ATMs. Republic has consistently been the #1 Small Business Administration bank lender based in Michigan and one of the Midwest’s top retail mortgage lenders. Republic was named the 17th Best Company to Work For by FORTUNE magazine (marking the 6th year on FORTUNE’s “100 Best Companies to Work For” list) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for the fifth year in a row.

Information about Republic Bancorp Inc.’s financial results and its products and services, including on-line banking and mortgage applications can be accessed at www.republicbancorp.com.

Cash Dividend
The Company currently pays an annual cash dividend of $.44 per share, which represents an annual yield of approximately 3.7% based on the Company’s current stock price.

Safe Harbor Statement
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	March 31, 2005
	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$47,505	$52,527	$68,395	$54,440
Mortgage loans held for sale	24,600	38,259	91,844	30,380
Securities available for sale	926,912	861,623	831,820	835,939
Securities held to maturity (at cost)	222,213	227,262	237,059	261,674
Loans	4,746,970	4,628,258	4,585,988	4,488,156
Less allowance for loan losses	(42,342)	(42,122)	(41,946)	(41,855)
Net loans	4,704,628	4,586,136	4,544,042	4,446,301
Federal Home Loan Bank stock (at cost)	80,529	80,525	80,521	80,514
Premises and equipment	26,887	26,586	26,690	25,630
Bank owned life insurance	117,509	116,519	115,498	113,335
Other assets	92,887	92,329	85,613	75,479
Total assets	$6,243,670	$6,081,766	$6,081,482	$5,923,692

LIABILITIES
Noninterest-bearing deposits	$277,791	$284,932	$295,124	$287,124
Interest-bearing deposits:
NOW accounts	185,461	187,190	184,476	194,290
Savings and money market accounts	859,322	932,048	977,221	1,058,736
Retail certificates of deposit	1,153,593	1,102,188	1,049,334	949,430
Wholesale deposits	607,808	636,585	708,452	503,166
Total interest-bearing deposits	2,806,184	2,858,011	2,919,483	2,705,622
Total deposits	3,083,975	3,142,943	3,214,607	2,992,746
Federal funds purchased and other short-term borrowings	718,153	709,300	641,200	810,133
Short-term FHLB advances	375,000	218,000	190,000	170,000
Long-term FHLB advances and security repurchase agreements	1,547,071	1,489,432	1,515,877	1,432,518
Accrued expenses and other liabilities	62,984	67,632	64,570	63,347
Long-term debt	50,000	50,000	50,000	50,000
Total liabilities	5,837,183	5,677,307	5,676,254	5,518,744

SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative
and convertible; 5,000,000 shares authorized,
none issued and outstanding	-	-	-	-
Common stock, $5 par value; 100,000,000 shares
authorized; 74,684,000, 74,976,000, 75,309,000, and 77,301,000 issued and outstanding, respectively	373,422	374,882	342,315	351,369
Capital surplus	34,841	36,721	34,407	50,384
Retained earnings	11,307	3,114	32,692	13,190
Accumulated other comprehensive loss	(13,083)	(10,258)	(4,186)	(9,995)
Total shareholders’ equity	406,487	404,459	405,228	404,948

Total liabilities and shareholders’ equity	$6,243,670	$6,081,766	$6,081,482	$5,923,692

                                                                                                                                                                                                                                     Page 5
REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Interest Income
Loans, including fees	$74,159	$64,464
Investment securities and FHLB stock dividends	14,240	11,377
Total interest income	88,399	75,841

Interest Expense
Deposits	21,362	15,188
Short-term borrowings	11,470	5,620
Long-term FHLB advances and security repurchase agreements	15,804	15,630
Long-term debt	1,075	1,075
Total interest expense	49,711	37,513
Net interest income	38,688	38,328
Provision for loan losses	1,400	1,500
Net interest income after provision for loan losses	37,288	36,828

Noninterest Income
Service charges	2,993	2,681
Mortgage banking income	1,835	5,825
Gain on sale of securities	62	435
Gain on sale of SBA loans	548	392
Income from bank owned life insurance	979	1,013
Other noninterest income	862	692
Total noninterest income	7,279	11,038

Noninterest Expense
Salaries and employee benefits	12,320	13,416
Occupancy expense of premises	2,691	2,701
Equipment expense	1,434	1,624
Other noninterest expense	4,527	5,131
Total noninterest expense	20,972	22,872
Income before income taxes	23,595	24,994
Provision for income taxes	7,178	7,687
Net income	$16,417	$17,307

Basic earnings per share	$.22	$.22
Diluted earnings per share	$.22	$.22

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(In thousands, except operating data)

	Three Months Ended
	March 31,
	2006	2005
Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$157	$203
Adjustable rate	68	142
Total residential mortgage loan closings	$225	$345

Conventional loans	$113	$194
Government loans	20	30
Construction loans	19	34
Jumbo and other loans	73	87
Total residential mortgage loan closings	$225	$345

Refinances (percent of total)	46%	46%
Mortgage loan sales	$79	$301

Commercial loan closings:
Commercial loans	$121	$106
SBA loans	11	8
Total commercial loan closings	$132	$114

Consumer loan closings:	$65	$75

Performance Ratios (annualized for the quarter):
Return on average assets	1.07%	1.19%
Return on average equity	16.01%	16.76%
Net interest margin	2.67%	2.79%
Efficiency ratio (1)	44.85%	45.96%

Per Common Share Data:
Average common shares outstanding - diluted	75,552	78,322
Cash dividends declared	$.11	$.10
Book value	$5.44	$5.24
Tangible book value	$5.39	$5.17

	Mar. 31,	Dec. 31,	Sept. 30,	Mar. 31,
	2006	2005	2005	2005
Capital Ratios:
Shareholders’ equity to assets	6.51%	6.65%	6.66%	6.84%
Tier 1 risk-based capital	11.12%	11.24%	11.18%	11.83%
Total risk-based capital	12.18%	12.32%	12.27%	12.98%
Tier 1 leverage	7.58%	7.57%	7.52%	7.91%

(1)	Includes total noninterest expense, divided by total revenue (FTE), excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2006			March 31, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$345	$7	4.74%	$2,067	$9	1.67%
Mortgage loans held for sale	26,143	391	5.98	113,635	1,662	5.85
Securities available for sale:
Taxable	689,286	8,470	4.92	529,900	5,980	4.51
Tax-exempt	216,959	2,878	5.38	199,848	2,702	5.48
Securities held to maturity	225,140	2,699	4.80	234,708	2,691	4.59
Portfolio loans:
Commercial loans	1,729,667	30,982	7.16	1,586,114	24,470	6.17
Residential real estate mortgage loans	2,217,643	29,846	5.38	2,120,187	27,506	5.19
Installment loans	730,204	12,940	7.19	736,509	10,826	5.96
Total loans, net of unearned income	4,677,514	73,768	6.32	4,442,810	62,802	5.67
FHLB stock	80,525	1,045	5.26	80,712	827	4.15
Total interest-earning assets	5,915,912	89,258	6.05	5,603,680	76,673	5.49
Allowance for loan losses	(42,558)			(41,762)
Cash and due from banks	43,017			51,151
Other assets	230,610			206,811
Total assets	$6,146,981			$5,819,880

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$182,446	$280	0.62%	$200,481	$222	0.45%
Savings and money market accounts	879,098	4,407	2.03	1,072,178	4,130	1.56
Retail certificates of deposit	1,135,957	10,181	3.63	915,071	7,008	3.11
Wholesale deposits	608,020	6,494	4.33	552,336	3,828	2.81
Total interest-bearing deposits	2,805,521	21,362	3.09	2,740,066	15,188	2.25
Short-term borrowings	1,066,323	11,470	4.30	893,359	5,620	2.52
Long-term FHLB advances and security repurchase agreements	1,502,914	15,804	4.21	1,411,945	15,630	4.43
Long-term debt	50,000	1,075	8.60	50,000	1,075	8.60
Total interest-bearing liabilities	5,424,758	49,711	3.69	5,095,370	37,513	2.96
Noninterest-bearing deposits	264,615			270,015
Other liabilities	47,305			41,445
Total liabilities	5,736,678			5,406,830
Shareholders’ equity	410,303			413,050
Total liabilities and shareholders’ equity	$6,146,981			$5,819,880

Net interest income/rate spread (FTE)		$39,547	2.36%		$39,160	2.53%

FTE adjustment		$859			$832

Impact of noninterest- bearing sources of funds			0.31%			0.26%

Net interest margin (FTE)			2.67%			2.79%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	March 31,	Dec. 31,	Sept. 30,	March 31,
	2006	2005	2005	2005
Portfolio Loan Summary:

Commercial loans:
Commercial and industrial	$27,639	$28,314	$30,390	$31,159
Commercial real estate mortgage	1,726,789	1,669,556	1,647,460	1,565,291
Total commercial loans	1,754,428	1,697,870	1,677,850	1,596,450
Residential real estate mortgages	2,267,385	2,193,128	2,146,613	2,149,917
Installment loans:
Home equity lines of credit	371,955	390,373	437,566	442,421
Home equity term loans	179,578	170,352	148,404	126,583
Other consumer loans	173,624	176,535	175,555	172,785
Total installment loans	725,157	737,260	761,525	741,789
Total portfolio loans	$4,746,970	$4,628,258	$4,585,988	$4,488,156

Non-Performing Assets:

Non-accrual loans:
Commercial	$26,395	$27,344	$24,913	$18,705
Residential real estate mortgage	21,484	19,026	13,636	12,560
Installment	1,758	2,413	1,361	1,095
Total non-accrual loans	49,637	48,783	39,910	32,360
Other real estate owned:
Commercial	6,287	8,575	9,089	569
Residential real estate mortgage	4,856	3,029	3,331	3,766
Installment	1,449	712	687	828
Total other real estate owned	12,592	12,316	13,107	5,163
Total non-performing assets	$62,229	$61,099	$53,017	$37,523

Allowance for Loan Losses (for the quarter):

Balance at beginning of period	$42,122	$41,946	$41,871	$41,818
Loans charged off:
Commercial	626	1,387	924	579
Residential real estate mortgage	535	340	577	594
Installment	559	294	345	527
Total charge-offs	1,720	2,021	1,846	1,700
Recoveries:
Commercial	333	334	96	63
Residential real estate mortgage	47	135	219	-
Installment	160	228	206	174
Total recoveries	540	697	521	237
Net charge-offs	1,180	1,324	1,325	1,463
Provision charged to expense	1,400	1,500	1,400	1,500
Balance at end of period	$42,342	$42,122	$41,946	$41,855

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	March 31,	Dec. 31,	Sept. 30,	March 31,
	2006	2005	2005	2005
Asset Quality Ratios:
Non-performing assets to loans and
other real estate owned	1.31%	1.32%	1.15%	.84%
Non-performing assets to total assets	1.00%	1.00%	.87%	.63%
Allowance for loan losses
to non-performing loans	85.30%	86.35%	105.10%	129.34%
Allowance for loan losses to loans	.89%	.91%	.91%	.93%
Allowance for loan losses to loans (excluding
residential real estate mortgages)	1.71%	1.73%	1.72%	1.79%
Net charge-offs to average loans: (1)
Commercial loans	.07%	.25%	.20%	.13%
Residential real estate mortgage loans	.09%	.04%	.07%	.11%
Installment loans	.22%	.03%	.07%	.19%
Total loans	.10%	.11%	.12%	.13%

(1)	Quarter-to-date, annualized.